UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 11, 2006

Date of Report (Date of earliest event reported)
THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	942615258

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)
(415) 278-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 11, 2006, The Gymboree Corporation, a Delaware corporation (the “Company”), entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”), dated as of July 5, 2006, by and between the Company and certain of its subsidiaries and the Bank of America, N.A. The Fourth Amendment amends certain terms of the Credit Agreement dated as of August 11, 2003, as previously amended by the Waiver and First Amendment to Credit Agreement dated December 3, 2004, the Second Amendment to Credit Agreement dated July 27, 2005 and the Third Amendment to Credit Agreement, dated March 30, 2006 (collectively, the “Credit Agreement”). Among other things, the Fourth Amendment amends the Credit Agreement by permitting the Company to purchase, redeem or otherwise acquire shares of its capital stock for cash in an aggregate amount of up to $110,000,000 under certain circumstances and by eliminating the Company’s requirement to comply in future periods with the financial covenant relating to consolidated tangible net worth.
     The foregoing summary of the Fourth Amendment is qualified in its entirety by the terms of the Fourth Amendment, which is attached hereto as Exhibit 10.73 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description
10.73	Fourth Amendment to Credit Agreement, dated July 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION
Dated: July 14, 2006	By:	/s/ Blair W. Lambert
		Name:	Blair W. Lambert
		Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.73	Fourth Amendment to Credit Agreement, dated July 5, 2006.